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                                                             EXHIBIT 10.41


                             JOINT VENTURE AGREEMENT



                                 by and between



                                 SOFTBANK CORP.



                                       and



                                  E-LOAN, INC.



                                 MARCH 31, 1999



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                             JOINT VENTURE AGREEMENT

        This JOINT VENTURE AGREEMENT ("AGREEMENT") is made as of March 31, 1999, by and between E-LOAN, Inc., a Delaware corporation ("E-LOAN"), and SOFTBANK CORP., a Japanese corporation ("SOFTBANK"). E-LOAN and SOFTBANK are hereunder also referred to collectively as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

        A. SOFTBANK is a leading provider of information and distribution services in Japan and worldwide as infrastructure for the digital information industry.

        B. E-LOAN is an electronic commerce company serving consumers and the home loan industry through a comprehensive Internet loan marketplace in which consumers can, by accessing an online site, identify appropriate loan providers and lenders can identify interested consumers.

        C. The Parties desire to form a joint venture to pursue the Business, as hereafter defined.

        NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS

        1.1 "AFFILIATE" means any Person: (a) that is controlled by, controls, or is under common control with a Party (collectively, a "CONTROLLED PERSON"); or (b) that is controlled by, controls, or is under common control with any such Controlled Person, in each case for so long as such control continues; provided, however, that for purposes of Section 3.2(a) Affiliates of SOFTBANK shall include Persons in which SOFTBANK owns, directly or indirectly, at least thirty percent (30%) of the outstanding voting shares, regardless of whether such control actually exists. For purposes of this definition and the definition of Fund in Section 1.20, "CONTROL" shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise).

        1.2 "ANNUAL PLAN" means a business operations plan detailing the Company's goals and procedures for personnel, technical, financial, administrative, marketing, and other significant activities for the Company's next succeeding fiscal year, as approved each year and revised from time to time by the Board.

        1.3 "APPLICABLE LAW" means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

        1.4 "ARTICLES" means the articles of incorporation of the Company in the form of attached Exhibit 1.4, as amended from time to time.


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        1.5 "BOARD" means the board of directors of the Company.

        1.6 "BUSINESS" means the business of the Company as described in the Articles, from time to time.

        1.7 "BUSINESS DAY" means a day on which commercial banks in California and Japan are generally open to conduct their regular banking business.

        1.8 "CLOSING DATE" is defined in Section 3.2(a).

        1.9 "COMMERCIAL CODE" means the Commercial Code of Japan, as amended and in effect from time to time.

        1.10 "COMMON STOCK" means common stock of the Company as authorized by the Articles.

        1.11 "COMPANY" is defined in Section 3.1.

        1.12 "COMPANY INTEREST" means, as to any Person, the percentage interest represented by the Securities then held by such Person divided by all then outstanding Securities (on an as-converted to Common Stock basis).

        1.13 "CONFIDENTIAL INFORMATION" is defined in Section 5.2(a).

        1.14 "CONSULTING SERVICES AGREEMENT" means the Consulting Services Agreement to be entered into between SOFTBANK and the Company on the Closing Date in the form of attached Exhibit 1.14, as amended from time to time.

        1.15 "CORPORATE AUDITOR" means a corporate auditor (Kansa-yaku) of the Company with the powers and duties as specified in the Commercial Code.

        1.16 "DIRECTOR" means a director of the Company with the powers and duties as specified in the Commercial Code and the Articles.

        1.17 "DISCLOSING PARTY" is defined in Section 5.2(a).

        1.18 "EFFECTIVE DATE" means the date of this Agreement.

        1.19 "ESTABLISHMENT DATE" is defined in Section 3.1.

        1.20 "FUND" means any investment fund controlled by SOFTBANK or any SOFTBANK Affiliate.

        1.21 "GOVERNMENTAL AUTHORITY" means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

        1.22 "LAUNCH DATE" is defined in Section 3.1.


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        1.23 "LICENSE AGREEMENT" means the License Agreement to be entered into between E-LOAN and the Company on the Closing Date in the form of attached
Exhibit 1.23, as amended from time to time.

        1.24 "PARTNERS" means such Persons as SOFTBANK deems strategically important to the success of the Company and proposes to include in the SOFTBANK Group pursuant to Section 3.2(a).

        1.25 "PARTY" and "PARTIES" are defined in the opening paragraph of this Agreement.

        1.26 "PERSON" means a natural individual, Governmental Authority, partnership, firm, corporation, or other business association.

        1.27 "PRESIDENT" means the president of the Company with the powers and duties as specified in the Commercial Code and the Articles.

        1.28 "RECEIVING PARTY" is defined in Section 5.2(a).

        1.29 "SECURITIES" means all outstanding shares of Common Stock, and any other equity securities of the Company or instruments exercisable for or convertible into Common Stock.

        1.30 "SB FINANCE" means SOFTBANK Finance Corporation, a wholly-owned Japanese subsidiary of SOFTBANK.

        1.31 "SOFTBANK GROUP" is defined in Section 3.2(a).

        1.32 "SPECIAL EXCEPTIONS LAW" means the law pertaining to Special Exceptions to the Commercial Code concerning Auditors of Companies (Kabushiki Kaisha).

        1.33 "TERRITORY" means Japan and the Republic of South Korea.

        1.34 "TERM" is defined in Section 7.1.

        1.35 "TRANSACTION DOCUMENTS" means this Agreement, the Articles, the License Agreement, and the Consulting Services Agreement.

        1.36 "TRANSFERRED SHARES" is defined in Section 3.2(a).

2. PURPOSE OF JOINT VENTURE

        The Parties hereby associate themselves in a joint venture relationship which shall have as its principal purpose the establishment and development of the Business. The Business will be limited initially to (1) developing, marketing and providing an online loan and mortgage marketplace for consumers and the loan and mortgage industry in Japan and the Republic of Korea, including developing localized versions of the E-LOAN's U.S. services and providing information about the availability and terms of loans for distribution to end users in the Territory and providing an electronic means to apply for such loans and complete the loan process and (2) activities incidental thereto.


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3. ESTABLISHMENT AND CAPITALIZATION OF THE COMPANY

        3.1 Establishment. The Parties agree that the joint venture contemplated by this Agreement shall be carried out exclusively through a newly-formed Japanese kabushiki kaisha initially established by SOFTBANK (the "COMPANY"). The Company's corporate name shall be "E-Loan Kabushiki Kaisha" in Japanese and "E-Loan Japan K.K." in English. The Parties shall use commercially reasonable efforts to cause the Establishment Date to occur on or before May 1, 1999 and the Launch Date to occur on or before a date to be agreed upon by the Parties after consultations with Governmental Authorities in the Territory. For the purposes of this Agreement, "ESTABLISHMENT DATE" means the date on which the Company is established in accordance with the Commercial Code and "LAUNCH DATE" means the date on which the Company commences commercial operations.

        3.2 Capitalization.

               (a) Initial Capitalization. The Company shall, as of the Establishment Date, have authorized capital stock consisting of one class of shares designated as Common Stock with the rights set forth in the Articles. The Articles shall initially provide for 40,000 authorized shares of Common Stock with par value of Yen50,000 per share. At least five (5) Business Days prior to the Closing Date, SOFTBANK shall notify E-LOAN in writing of the SOFTBANK Affiliates, Funds and Partners which SOFTBANK proposes to include among the initial SOFTBANK shareholders of the Company (the "SOFTBANK GROUP"). The Company's initial equity shall be funded as follows:

                      (i) SOFTBANK Initial Subscription. On or prior to the Establishment Date, SOFTBANK shall subscribe for 10,000 shares of Common Stock, representing a one-hundred-percent (100%) Company Interest, for an aggregate purchase price of Yen500,000,000.

                      (ii) E-LOAN Purchase. On a date within fifteen (15) days after the Establishment Date mutually agreed by the Parties (the "CLOSING DATE"), SOFTBANK shall (x) sell to E-LOAN, and E-LOAN shall purchase from SOFTBANK, 4,000 shares of Common Stock representing a forty-percent (40%) Company Interest (the "TRANSFERRED SHARES") for an aggregate purchase price of Yen200,000,000 and (y) sell to the members of the SOFTBANK Group (other than SOFTBANK) up to 6,000 shares of Common Stock, subject in each case to the SOFTBANK Group member agreeing in writing to be bound by the terms hereof. SOFTBANK covenants that, at all times through the Closing Date, SOFTBANK shall own the Transferred Shares beneficially and of record, free and clear of all adverse claims.

               (b) Certain Deliveries. On or before the Closing Date, and as a condition to the purchase and sale of the Transferred Shares:

                      (i) the Establishment Date shall have occurred;

                      (ii) SOFTBANK shall have executed and delivered the Consulting Services Agreement to the Company;

                      (iii) The Parties shall have agreed on the royalty rate payable to E-LOAN under the License Agreement and E-LOAN shall have executed and delivered the License Agreement to the Company;

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                      (iv) SOFTBANK shall have caused the Company to (A) execute and deliver the License Agreement to E-LOAN and (B) execute and deliver the Consulting Services Agreement to SOFTBANK; and

                      (v) each Party shall have received one original of each of the fully executed Transaction Documents.

               (c) Acknowledgment of Agreement; Delivery of Share Certificates. Promptly after the Closing Date, SOFTBANK shall cause the Company (i) to deliver to each Party its written acknowledgment of, and agreement to abide by, the terms of this Agreement, and (ii) at the request of either SOFTBANK or E-LOAN, to promptly issue and deliver to the SOFTBANK Group and to E-LOAN share certificates representing the shares of Common Stock purchased pursuant to this
Section 3.2.

        3.3 Preemptive Rights; Financial Assistance.

               (a) Preemptive Rights. Each Party shall at all times have a preemptive right to purchase a pro rata portion (equal to such Party's then current Company Interest) of any new issuances of Common Stock or other Securities (other than issuances pursuant to an incentive stock option plan established pursuant to Section 3.4). The Company agrees to notify each Party in writing of any proposed new issuance of Securities to which such preemptive rights apply. Each Party shall notify each other Party and the Company, within ten (10) Business Days after receipt of such notice, of its decision to participate in any proposed new issuance of Securities (failure to so respond during such period constituting an election not to participate). In the event that a Party elects not to subscribe for such Party's full pro rata share of any newly issued Securities, the other Party shall be entitled to purchase any of the unsubscribed Securities. All new issuances of shares of Common Stock pursuant to this Section 3.3 shall be made at a price equal to or greater than par. The preemptive rights granted pursuant to this Section 3.3(a) shall cease to be of any further force or effect upon the closing of an initial public offering of Securities.

               (b) Financial Assistance. The Board may, by written notice to the Parties pursuant to the terms of this Agreement, request that the Parties provide additional financial assistance to the Company, including in the form of credit support or loans, and, in such event, if such Party agrees to provide such additional financial assistance (either directly or through its designees to the Board), such Party shall make such financial assistance available to the Company pro rata in accordance with its respective Company Interest and the Company Interests of all Parties so approving such financial assistance.

        3.4 Incentive Stock Option Plan. The Parties agree that an incentive stock option plan providing for reasonable grants of incentive stock options to the employees of the Company, E-LOAN and SOFTBANK would be beneficial to the Company, and agree to cooperate in good faith with a view towards establishing such a plan within twelve (12) months after the Closing Date on terms mutually agreed by the Parties. The Securities allocated to an incentive stock option plan shall not, initially, represent more than a ten percent (10%) Company Interest. Any Securities allocated to an incentive stock option plan shall be newly issued and, accordingly, shall dilute the Parties' respective Company Interests on a pro rata basis.

        3.5 SOFTBANK Group Company Interest. The Parties acknowledge that it is SOFTBANK's intent that, subject to dilution in the event that it elects not to exercise its


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preemptive rights pursuant to Section 3.3(a), the SOFTBANK Group's Company
Interest (on a fully-diluted basis taking into account any shares reserved for issuance pursuant to the Stock Option Plan) shall, at all times prior to Company's initial public offering, be not less than fifty and one-tenth percent (50.1%).

        3.6 Additional Party. The Parties acknowledge that, in order for the Company to effectively pursue the Business in the Territory, it may be necessary or desirable to bring one or more additional Persons into the joint venture relationship established hereunder (each an "ADDITIONAL PARTY"). Notwithstanding any provision hereof to the contrary, SOFTBANK may, in its discretion, sell up to a total of [*] shares of Common Stock to one or more Additional Parties provided that, in each case, SOFTBANK provides E-LOAN with notice of the sale. If E-LOAN has not, prior to [*], expanded its U.S. service to include electronic means to apply for [*] and complete the [*] processing, then SOFTBANK shall have the right to propose one or more Additional Parties that provide such services and E-LOAN will offer to sell such Additional Parties either (i) [*] shares of Common Stock or (ii) such lesser number of shares of Commons Stock as would leave E-LOAN, after the closing of the proposed sales, with [*] Company Interest, at a price not exceeding the sum of (A) Yen50,000/share plus (B) interest on the total amount paid by E-LOAN for the shares being transferred calculated at a rate of five percent (5%) per annum and the actual number of days elapsed from the Closing Date to and including the closing of the sale of such shares to the Additional Parties. Any such sale by SOFTBANK or E-LOAN to an Additional Party shall be subject to the Additional Party's written agreement to be bound by the terms hereof. Upon the closing of any such sale, each Additional Party shall be deemed a Party for all purposes hereof.

4. OPERATION AND MANAGEMENT OF THE COMPANY

        4.1 Operation of the Company. Each Party agrees to take all actions necessary to ensure that the Company shall be operated in accordance with the terms of this Agreement and the other Transaction Documents, including, without limitation, to vote all Securities held by it (and to cause all Securities held by its permitted transferees under Section 8 to be voted) to effect the terms hereof.

        4.2 Board of Directors. The Company will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of five (5) Directors, three (3) of whom shall be appointed by SOFTBANK and two (2) of whom shall be appointed by E-LOAN. If E-LOAN's Company Interest at any time decreases to less than twenty percent (20%), the Parties shall cause the Board constituency to be adjusted within thirty (30) Business Days of such decrease so that only one (1) Director is appointed by E-LOAN.

        4.3 Removal; Reappointment of Directors. Any Director may be removed for cause in accordance with Applicable Law. In addition, each Party having the right to appoint a Director pursuant to this Section 4 shall also have the right, in its sole discretion, to remove such Director at any time, effective upon delivery of written notice to the Company, the Director to be removed and to the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that appointed the Director in question.

        4.4 Board Meetings. The President shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings. Directors


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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may attend Board meetings in person or by any other means of attendance permitted under the Commercial Code, provided, however, that (a) the Board shall meet at least once during each semi-annual fiscal period and (b) written notice of all Board meetings shall be given not less than ten (10) Business Days in advance of each meeting (which ten (10) Business Day period may be shortened by written waiver of Directors or actual attendance by Directors, without objection, at a Board meeting). Board meetings shall be conducted in the Japanese language (with English interpretation) and minutes of such meetings shall be prepared by the Company in Japanese and English and distributed to each Director promptly following each meeting. Proposals or reports brought before any Board meeting for information or action (including without limitation the Company's annual and semi-annual financial statements) shall be prepared in Japanese and English (provided that E-LOAN shall bear the expense of translating any financial statements into English).

        4.5 Board Quorum; Resolutions. A quorum shall be deemed to exist for purposes of Board actions so long as at least three (3) Directors are present. Any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 4.5 is present.

        4.6 E-LOAN Approval Rights. Notwithstanding any other provision of this Agreement, in addition to approval by the Board, E-LOAN's prior written approval (either in the form of a written consent or in the form of E-LOAN's Director(s) voting in favor of such action at a duly held Board meeting) shall be required for any of the actions described in attached Exhibit 4.6. In the event the actions identified in Exhibit 4.6 are required by the Commercial Code to be approved by the Company's shareholders, then authorization shall require an affirmative vote of each of SOFTBANK and E-LOAN in their capacities as shareholders of the Company.

        4.7 Representative Director. The Company's day-to-day operations will be managed by the President, who shall be the Representative Director of the Company in accordance with the Articles. The President shall be elected by the Board from among the Directors nominated by SOFTBANK pursuant to Section 4.2. SOFTBANK shall have the right, exercisable in its sole discretion, to remove and replace the President at any time, effective upon the delivery of written notice to the Company, the President and E-LOAN.

        4.8 Corporate Auditors. The Company shall have three (3) Corporate Auditors, each of whom shall be appointed by SOFTBANK (one (1) of whom shall serve on a full-time basis). A Corporate Auditor may be removed for cause in accordance with Applicable Law. SOFTBANK shall also have the right, exercisable in its sole discretion, to remove and replace any Corporate Auditor at any time, effective upon the delivery of written notice to the Company, the Corporate Auditor to be removed and E-LOAN.

        4.9 Shareholders' Meetings. Shareholders of the Company shall receive notice of each shareholders' meeting at least thirty (30) calendar days before the scheduled date of such meeting. The Company shall have at least one shareholders' meeting each calendar year. Such meeting will take place in Tokyo, Japan at such time and place as is determined by the Board. Meetings shall be conducted in the Japanese language (with English interpretation), and minutes of such meetings shall be prepared by the Company in Japanese and English.

        4.10 Annual Plan. The Company's President shall prepare, and the Board shall approve, an Annual Plan with respect to each fiscal year of the Company no later than sixty


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(60) days prior to the commencement of the fiscal year, provided, however, that the initial Annual Plan shall be approved promptly following the Effective Date and shall cover the period from the Establishment Date until the end of the first full fiscal year of the Company. The Board shall cause the Company to conduct its operations in accordance with the Annual Plan, which shall set forth in reasonable detail certain financial performance goals, including, without limitation, with respect to revenues, profits, return on net assets and return on equity for the period subject thereto.

        4.11 Financial Statements and Accounting Records. Financial statements for the Company, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders' equity, shall be submitted by the Company to each of the Parties (a) within sixty (60) days after the end of the first six (6) months of each fiscal year for such six (6) month period and (b) within eighty (80) days after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by an internationally recognized accounting firm (which will act as an independent auditor under the Special Exceptions Law) retained by the Company, selected by SOFTBANK and approved by E-LOAN, which approval shall not be unreasonably withheld. All financial statements shall be prepared in accordance with generally accepted accounting principles in Japan and in reasonable detail, and shall contain such financial data as SOFTBANK and E-LOAN may deem necessary in order to keep the Parties advised of the Company's financial status (although quarterly statements need not include footnotes and may be subject to year-end adjustments). The Company shall, at E-LOAN's request, provide E-LOAN with such financial information as E-LOAN may reasonably deem necessary for purposes of complying with its periodic reporting obligations under U.S. securities law and shall cooperate with E-LOAN in connection therewith, including cooperating with the Company's accounting firm in preparing quarterly financial statements requested by E-LOAN; provided, that E-LOAN shall bear any costs incurred in preparing or providing such information, including, without limitation, in preparing quarterly financial statements for the Company and reconciling the Company's financial statements with U.S. generally accepted accounting principles for such purposes.

        4.12 Right of Inspection. During the regular office hours of the Company, and upon reasonable notice to the Company, each Party that maintains at least a twenty percent (20%) Company Interest shall have (a) full access to all properties, books of account, and records of the Company, and (b) the right to make copies from such books and records at its own expense. Any information obtained by the Parties through exercise of rights granted under this Section
4.12 shall, to the extent constituting Confidential Information hereunder, be subject to the confidentiality provisions set forth in Section 5.2.

        4.13 Translations. The Company shall prepare English translations of any minutes of any Board or shareholder meetings initially prepared in Japanese. Such translations shall be prepared by either the Company's own staff, or an outside translation service, at the Company's election and expense. If there is any discrepancy between the Japanese version of any minutes and the English translation thereof, the Japanese version shall control.

5. ADDITIONAL COVENANTS

        5.1 Cooperation. In accordance with the License Agreement, E-LOAN shall
(a) provide the Company with an exclusive license, under all of its intellectual property rights (including, without limitation, its software, operations and procedures, brands, trademarks, patents and know-how), sufficient to conduct the Business and (b) make a sufficient number


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of its personnel available to provide the Company with such technical support as it may reasonably require to localize E-LOAN's online technology for use in the Territory, all as provided in the License Agreement. In accordance with the Consulting Services Agreement, SOFTBANK shall provide consulting services to the Company regarding (a) necessary Japanese regulatory approvals required for the Business, (b) strategic business opportunities relating to the Business and (c) the staffing, management and operation of the Company, all as provided in the Consulting Services Agreement. Except for reimbursement of reasonable out-of-pocket expenses incurred in connection with the foregoing services, the Company shall not be required to pay any royalties or other fees other than as provided in the License Agreement or the Consulting Services Agreement;
provided, however, that if the Company fails to complete its initial public offering prior to the fourth (4th) anniversary of the Effective Date, royalties shall be payable under the License Agreement and consulting fees shall be payable under the Consulting Services Agreement, in an equal amount, calculated as a percentage of the Company's gross revenues agreed upon by the Parties and approved by the Board, such amounts to be payable quarterly from and after the fourth (4th) anniversary of the Effective Date.

5.2 Confidentiality.

               (a) The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the "DISCLOSING PARTY") may disclose "Confidential Information" (as defined below) to the other Party (the "RECEIVING PARTY"). For purposes of this Agreement "CONFIDENTIAL INFORMATION" means (i) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party's business or (ii) information which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within thirty (30) days of disclosure. "Confidential Information" shall not include information which: (A) was known to the Receiving Party at the time of the disclosure by the Disclosing Party; (B) has become publicly known through no wrongful act of the Receiving Party; (C) has rightfully been received by the Receiving Party from a third party; or (D) has been independently developed by the Receiving Party. The Receiving Party agrees (x) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (y) not to disclose any such Confidential Information, except (1) to its employees (and in the case of SOFTBANK, employees of other members of the SOFTBANK Group) who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agent, representatives, lawyers and other advisers that have a need to know such Confidential Information and (3) pursuant to, and to the extent of, a request or order by a Governmental Authority. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party's Confidential Information.

               (b) Each Party acknowledges and agrees that (i) its obligations under this Section 5.2 are necessary and reasonable to protect the other Party and its business, (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 5.2


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without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.2 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

        5.3 Confidentiality of Agreement; Publicity. Each Party agrees that the terms and conditions of this Agreement and the Transaction Documents shall be treated as confidential information and that no reference thereto shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld) except (a) as required by Applicable Law including, without limitation, by the U.S. Securities and Exchange Commission and Japanese Governmental Authorities, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, (d) in connection with a merger, acquisition or proposed merger or acquisition, or (e) pursuant to joint press releases prepared in good faith. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

        5.4 Noncompetition. During the Term, neither Party shall, directly or (other than through the Company) indirectly, offer brokerage services which (i) are targeted principally at Persons residing in the Territory and (ii) enable consumers to receive loan or mortgage quotes or to apply for loans and mortgages online; provided, however, that (a) nothing in this Agreement or the other Transaction Documents shall be deemed to preclude or limit SOFTBANK or its Affiliates from holding any equity interest in, or doing business with third parties who, currently or in the future, provide such services in the Territory (so long as such business does not involve SOFTBANK directly sourcing online loan or mortgage services to Persons in the Territory), (b) nothing in this Agreement or the other Transaction Documents shall be deemed to preclude or limit either Party, or its Affiliates, from offering brokerage services which are targeted principally at Persons in the Territory and which relate to consumer finance, and (c) SOFTBANK shall not be deemed in breach hereof by virtue of any services provided by SOFTBANK's joint ventures with Yahoo!, OnSale, E*TRADE, Sonnet, Geocities, Cybercash, Morningstar, InsWeb or broadcast.com provided that SOFTBANK has not advised or provided assistance with respect to the online loan or mortgage services. In the event that this Agreement is terminated due to a Party's breach (including, without limitation, if SOFTBANK is the terminating Party, a breach by E-LOAN under the License Agreement), the breaching Party's obligations pursuant to this Section 5.4 shall remain in effect for a period of twenty-four (24) months following such termination.

        5.5 Regulatory Approvals. SOFTBANK shall be primarily responsible for assisting the Company to obtain such approvals, consents and similar actions from Governmental Authorities in Japan, and E-LOAN shall be primarily responsible for assisting the Company to obtain such approvals, consents and similar actions from Governmental Authorities in the United States, as may be necessary or appropriate in order to consummate the transactions contemplated under the Transaction Documents. Each Party shall provide such assistance as the other Party may reasonably request in connection with such consents and approvals.

6. WARRANTIES OF THE PARTIES

        6.1 Warranties of SOFTBANK. SOFTBANK hereby represents and warrants to E-LOAN that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

               (a) Organization. SOFTBANK is a corporation duly organized and validly existing under the laws of Japan, and has the corporate power and authority to enter into and perform this Agreement and the Consulting Services Agreement.

               (b) Authorization. All corporate action on the part of SOFTBANK necessary for the authorization, execution and delivery of this Agreement and the Consulting Services Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement and the Consulting Services Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of SOFTBANK.

               (c) Government and Other Consents. Other than any licenses, permits, certifications or authorizations which may be required in connection with the Business, as to which SOFTBANK makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with SOFTBANK's execution, delivery and performance of this Agreement or the Consultant Services Agreements, or if any such consent is required, SOFTBANK has satisfied the applicable requirements.

               (d) Effect of Agreement. SOFTBANK's execution, delivery and performance of this Agreement and the Consulting Services Agreement will not (i) violate the Articles of Incorporation of SOFTBANK or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to SOFTBANK, (iii) have any effect on the compliance of SOFTBANK with any applicable licenses, permits or authorizations which would materially and adversely affect SOFTBANK, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which SOFTBANK is a party and which would materially and adversely effect SOFTBANK, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of SOFTBANK; provided, however, that regulatory approval may be required in connection with conducting the Business and SOFTBANK makes no representation with respect to any such approvals.

               (e) Litigation. There are no actions, suits or proceedings pending or, to SOFTBANK's knowledge, threatened, against SOFTBANK before any Governmental Authority which question SOFTBANK's right to enter into or perform this Agreement or the Consulting Services Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

        6.2 Warranties of E-LOAN. E-LOAN hereby represents and warrants to SOFTBANK that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

               (a) Organization. E-LOAN is a corporation duly organized and validly existing under the laws of Delaware. E-LOAN has the corporate power and authority to enter into and perform this Agreement and the License Agreement.

               (b) Authorization. All corporate action on the part of E-LOAN necessary for the authorization, execution and delivery of this Agreement and the License Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement and the License Agreement, when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of E-LOAN.

               (c) Government and Other Consents. Other than any licenses, permits or authorizations which may be required in connection with the Business, as to which E-LOAN makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with E-LOAN's execution, delivery and performance of this Agreement or the License Agreement, or if any such consent is required, E-LOAN has satisfied any applicable requirements.

               (d) Effect of Agreement. E-LOAN's execution, delivery and performance of this Agreement and the License Agreement will not (i) violate the Certificate of Incorporation of E-LOAN or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to E-LOAN, (iii) have any effect on the compliance of E-LOAN with any applicable licenses, permits or authorizations which would materially and adversely affect E-LOAN, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the validity or enforceability of any agreement or other commitment to which E-LOAN is a party and which would materially and adversely affect E-LOAN, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of E-LOAN; provided, however, that regulatory approvals may be required in connection with conducting the Business and E-LOAN makes no representation with respect to any such approvals.

               (e) Litigation. There are no actions, suits or proceedings pending or, to E-LOAN's knowledge, threatened, against E-LOAN before any Governmental Authority which question E-LOAN's right to enter into or perform this Agreement or the License Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

7. TERM AND TERMINATION

        7.1 Term. This Agreement shall be effective as of the Effective Date, and shall continue in effect until terminated pursuant to Section 7.2 (the "TERM").

        7.2 Termination. This Agreement may be terminated as follows:

               (a) Upon the mutual written agreement of SOFTBANK and E-LOAN.

               (b) By either SOFTBANK or E-LOAN, effective immediately upon written notice to the other Party, if the other Party breaches any material provision of this Agreement or of any of the other Transaction Documents and such breach continues for a period of thirty (30) days after the delivery of written notice of the default, describing the default in reasonable detail.

               (c) By either SOFTBANK or E-LOAN, effective immediately upon written notice to the other Party and the Company, in the event that the other Party is dissolved, liquidated or declared bankrupt or a voluntary or involuntary bankruptcy filing is made by such Party.

               (d) By SOFTBANK, effective immediately upon written notice to E-LOAN, in the event that the Company has elected to terminate the License Agreement in accordance with its terms.

               (e) By E-LOAN, effective immediately upon written notice to SOFTBANK, in the event that E-LOAN has elected to terminate the License Agreement in accordance with its terms.

        7.3 Effect. Upon termination of this Agreement, the Parties shall negotiate in good faith a possible purchase by one or more Parties of all outstanding Securities held by the other Parties or the sale of the Company to a third party. In the event that, notwithstanding their good faith negotiations, the Parties are unable to agree upon such a purchase or sale within thirty (30) days of the notice of termination, the Parties shall cooperate to cause the Company to be liquidated as promptly as practical in accordance with Applicable Law. The rights and obligations of the Parties under Sections 5.2, 5.3, 5.4 (to the extent provided therein), this Section 7.3, and Sections 7.4, 7.5 and 9 shall survive any termination of this Agreement.

        7.4 Return of Confidential Information. Upon the termination of this Agreement, each Party, at its own cost, shall promptly return to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, or at its option, shall destroy such documents and materials and certify such destruction in writing to the Disclosing Party.

        7.5 Continuing Liability. Termination of this Agreement for any reason shall not release any Party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

8. TRANSFER RESTRICTIONS

        8.1 General Restriction. Subject to Section 8.2, each Party agrees to hold its Securities during the Term and, except as otherwise specifically provided in this Agreement or agreed to in writing by the other Party, not to sell, transfer, assign, hypothecate or in any way alienate any of such Party's Securities or any right or interest therein except to an Affiliate of such Party. In the case of any transfer permitted hereunder, the transferring Party shall deliver to the other Party (a) at least ten (10) Business Days prior to such transfer, a written notice stating its intention to transfer the Securities to be transferred, the name of the transferee, whether such transferee is an Affiliate, the number of Securities to be transferred, and the price and other material terms and conditions of the transfer, and (b) except as otherwise specifically provided herein, on or prior to the effective date of the transfer and in a form reasonably acceptable to the other Party and its counsel, the transferee's written acknowledgement of and agreement to be bound by, and to vote the transferred Securities at all times in accordance with, the terms of this Agreement. E-LOAN acknowledges that SOFTBANK is in the process of forming SB Finance for the purpose, among other things, of holding certain of its investments in internet-related business ventures. E-LOAN agrees that upon the formation and qualification of SB Finance, SOFTBANK may transfer its Securities to SB Finance, provided that (1) SOFTBANK notifies E-LOAN of the proposed transfer and (2) SB Finance agrees in writing to be bound by the terms hereof.

        8.2 Transfers to Party Employees. Notwithstanding the provisions of
Section 8.1, each Party shall, upon written notice to the Company and the other Party, have the right to transfer to such Party's employees (and, in the case of SOFTBANK, to any SOFTBANK Group member's employees), such number of its Securities as it may elect from time to time. Any such transfers shall not affect the transferring Party's Company Interest for purposes of Section 4.2 for so long as the employees own such Securities.

        8.3 Initial Public Offering. The foregoing restrictions shall cease to be of any further force or effect upon the closing date of an initial public offering of Securities.

        8.4 Board Approval. The Parties shall cause each Director it has appointed to vote to approve any transfer of Securities in accordance with this
Section 8.

9. GENERAL PROVISIONS

        9.1 Governing Law; Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Japan. All disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration in Tokyo, Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgement upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

        9.2 Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given
(a) if delivered personally, when received, (b) if transmitted by facsimile originating in Japan, on the date of transmission with receipt of a transmittal confirmation, (c) if transmitted by facsimile originating in the United States, on the first (1st) Business Day following receipt of a transmittal confirmation, or (d) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

               If to SOFTBANK:

                      SOFTBANK CORP.
                      24-1 Nihonbashi-Hakozakicho
                      Chuo-ku, Tokyo 103-8501
                      Attention:    Mr. Yoshitaka Kitao
                                    Hitoshi Hasegawa, Esq.
                                    Telephone: 81-3-5642-8376
                                    Facsimile: 81-3-5641-3402

               with a copy (which copy shall not constitute notice) to:

                      Morrison & Foerster LLP
                      AIG Building, 7th Floor
                      1-1-3 Marunouchi,
                      Chiyoda-ku, Tokyo 100-0005, Japan
                      Attention:  Ken Siegel, Esq.
                      Telephone:  81-3-3214-6522
                      Facsimile:  81-3-3214-6512

               If to E-LOAN:

                      E-Loan, Inc.
                      5875 Arnold Road, Suite 100
                      Dublin, CA 94568
                      U.S.A.
                      Attention:    Doug Galen
                      Telephone:    925-241-2400
                      Facsimile:    925-241-2614

               with a copy (which copy shall not constitute notice) to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, CA 94304
                      U.S.A.
                      Attention:    Ken Clark, Esq.
                      Telephone:    650-493-9300
                      Facsimile:    650-493-6811

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 9.2.

        9.3 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

        9.4 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable (including, without limitation, as a result of objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

        9.5 References; Subject Headings. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

        9.6 Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

        9.7 Expenses. Each of the Parties will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by the Company shall be borne by the Company to the maximum extent permitted by Applicable Law including, without limitation, expenses relating to the formation of the Company, any transfer taxes for transfer of the Company stock to the Parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses.

        9.8 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

        9.9 Entire Agreement; Amendments. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each Party.

        9.10 Assignment. Neither Party shall assign this Agreement (a) without the other Party's prior written consent, except that a Party may assign this Agreement to a Person into which such Party has merged or which has otherwise succeeded to all or substantially all of such Party's business or assets and (b) which has assumed in writing or by operation of law, the assigning Party's obligations under this Agreement, provided, however, that the assigning

Party shall remain liable for the assignee's performance of its obligations hereunder. Notwithstanding the foregoing, SOFTBANK may assign all of its rights and obligations hereunder to SB Finance in connection with a transfer of its Securities to SB Finance in accordance with Section 8.1. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns.

        9.11 No Agency. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

        9.12 No Beneficiaries. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and their Affiliates who hold Securities (and, in the case of SOFTBANK, any other member of the SOFTBANK Group), any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

        9.13 Effective Date of Transaction Documents. The Transaction Documents other than this Agreement shall become effective concurrently with consummation, on the Closing Date, of the transactions described in Section 3.2.

        9.14 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

        IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

SOFTBANK CORP.                                 E-Loan, Inc.



By: /s/ YOSHITAKA KITAO                By: /s/ DOUG GALEN
    --------------------------------       -------------------------------------
    Yoshitaka Kitao                        Doug Galen
    Executive Vice President and CFO       Vice President, Business Development
                                            and Sales

                                   EXHIBIT 1.4

                        Company Articles of Incorporation



                      [Exhibit 1.4 IS WRITTEN IN JAPANESE]

                                  EXHIBIT 1.14

                          Consulting Services Agreement

                          CONSULTING SERVICES AGREEMENT

        This CONSULTING SERVICES AGREEMENT ("AGREEMENT") is made as of _________, 1999, (the "EFFECTIVE DATE") by and between E-Loan Japan K.K., a Japanese corporation (the "COMPANY"), and SOFTBANK CORP., a Japanese corporation ("SOFTBANK"). The Company and SOFTBANK are hereunder also referred to collectively as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

        A. SOFTBANK is a leading provider of information and distribution services in Japan and worldwide as infrastructure for the digital information industry.

        B. Pursuant to a Joint Venture Agreement dated as of March 31, 1999 (the "JV AGREEMENT") between SOFTBANK and E-LOAN, Inc., a Delaware corporation ("E-LOAN"), E-LOAN and SOFTBANK have established the Company for the purpose of providing a comprehensive Internet marketplace in which customers in Japan can, by accessing an online site, identify loan providers and lenders can identify interested consumers (as more fully described in the JV Agreement, the "BUSINESS"). All capitalized terms used herein without definition shall have the meanings set forth in the JV Agreement.

        C. SOFTBANK has agreed to provide certain consulting services to the Company relating to the Business on the terms and conditions set forth in this Agreement.

        NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    AGREEMENT

1. CONSULTING SERVICES

        SOFTBANK agrees to provide the consulting services (the "SERVICES") described in attached Exhibit A on the terms, and subject to the conditions, set forth herein.

2. CONSULTING FEE

        SOFTBANK shall provide the Services to the Company free of charge, except for reimbursement of SOFTBANK's reasonable out-of-pocket expenses; provided, however, that if the Company fails to complete an initial public offering of its Securities by the fourth (4th) anniversary of the Effective Date (as defined above), then from and after such time the Company shall pay to SOFTBANK a service fee, agreed upon by SOFTBANK and the Company, calculated as a percentage of the Company's gross revenues during each fiscal quarter after such anniversary. Any fees hereunder (a) shall be denominated in yen, (b) shall be payable quarterly, in arrears, within twenty (20) days of the end of each calendar quarter and (c) shall be accompanied by a statement setting forth the basis for the fee calculation. If the Company fails to pay any amount when due hereunder, the Company shall pay late charges of 1.5% per month, but in no event more than the highest rate permitted by applicable law.

3. REPRESENTATIONS OF THE PARTIES

        Each Party hereby represents and warrants to the other Party that, as of the date hereof, the following statements are true and correct:

        3.1 Organization. Such Party is a corporation duly organized and validly existing under the laws of Japan, and has the corporate power and authority to enter into and perform this Agreement.

        3.2 Authorization. All corporate action on the part of such Party necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of such Party.

        3.3 Effect of Agreement. Such Party's execution, delivery and performance of this Agreement will not (a) violate the Articles of Incorporation of such Party or any provision of any law, statute, rule or regulation to which such Party is subject, (b) violate any judgment, order, writ, injunction or decree of any court applicable to such Party, or (c) have any effect on the compliance of such Party with any applicable licenses, permits or authorizations which would materially and adversely affect such Party.

4. TERM AND TERMINATION

        4.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until and unless terminated pursuant to
Section 4.2.

        4.2 Termination.

               4.2.1 Default. If E-LOAN or the Company fails to perform, in any material respect, any of its material obligations hereunder or under any other Transaction Document, and if such default continues for a period of thirty (30) days after the date the defaulting party first receives written notice of such default, then SOFTBANK shall have the right to terminate this Agreement effective immediately upon written notice to E-LOAN and the Company.

               4.2.2 Bankruptcy. If either SOFTBANK or the Company is dissolved, liquidated or declared bankrupt, or a voluntary or involuntary bankruptcy filing is made by or with respect to such Party and remains unstayed and undismissed for a period of sixty (60) days after filing (a "BANKRUPTCY EVENT"), then the Party not subject to the Bankruptcy Event shall have the right to terminate this Agreement, effective immediately upon notice to the other Party.

               4.2.3 Obligations on Termination. The provisions of Sections 5 (Confidentiality) and 6 (General Provisions) shall survive any termination of this Agreement. The termination of this Agreement will not release either Party from any liability incurred prior to termination.

5. CONFIDENTIALITY

        5.1 Confidential Information. The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the "DISCLOSING PARTY") may disclose Confidential Information (as defined below) to the other Party (the "RECEIVING

PARTY"). For purposes of this Agreement "CONFIDENTIAL INFORMATION" means (a) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party's business or (b) information which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within thirty (30) days of disclosure. "Confidential Information" shall not include information which: (i) was known to the Receiving Party at the time of the disclosure by the Disclosing Party; (ii) has become publicly known through no wrongful act of the Receiving Party; (iii) has rightfully been received by the Receiving Party from a third party; or (iv) has been independently developed by the Receiving Party. The Receiving Party agrees (A) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (B) not to disclose any such Confidential Information, except (1) to its employees (and in the case of SOFTBANK, employees of other members of the SOFTBANK Group) who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agent, representatives, lawyers and other advisers that have a need to know such Confidential Information and
(3) pursuant to, and to the extent of, a request or order by a governmental authority. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party's Confidential Information.

        5.2 Injunction. Each Party acknowledges and agrees that (a) its obligations under Section 5.1 are necessary and reasonable to protect the other Party and its business, (b) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (c) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of Section 5.1 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.2 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

6. GENERAL PROVISIONS

        6.1 Governing Law; Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Japan. All disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration in Tokyo, Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

        6.2 Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

               If to SOFTBANK:

                      SOFTBANK CORP.
                      24-1 Nihonbashi-Hakozakicho
                      Chuo-ku, Tokyo 103-8501
                      Attention:    Mr. Yoshitaka Kitao
                                    Hitoshi Hasegawa, Esq.
                                    Telephone: 81-3-5642-8376
                                    Facsimile: 81-3-5641-3402

               with a copy to (which shall not constitute notice):

                      Morrison & Foerster LLP
                      AIG Building, 7th Floor
                      1-1-3 Marunouchi,
                      Chiyoda-ku, Tokyo 100-0005, Japan
                      Attention:    Ken Siegel, Esq.
                      Telephone:    81-3-3214-6522
                      Facsimile:    81-3-3214-6512

               If to the Company:

                      _________________________
                      _________________________
                      _________________________
                      Attention:    ___________
                      Telephone:    ___________
                      Facsimile:    ___________

or in each case to such other address or facsimile number as a Party may have furnished to the other Party in writing delivered in accordance with the terms of this Section 6.2.

        6.3 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

        6.4 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable (including without limitation objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

        6.5 References; Subject Headings. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

        6.6 Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

        6.7 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

        6.8 Entire Agreement; Amendments. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the documents referred to herein constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed by and delivered by duly authorized representatives of each Party.

        6.9 Assignment. Neither Party shall assign this Agreement (a) without the other Party's prior written consent, and (b) only in such case if the assignee agrees in writing to be bound irrevocably and unconditionally by the terms hereof; provided, however, that the assigning Party shall remain liable for the assignee's performance of its obligations hereunder. Notwithstanding the foregoing, SOFTBANK may assign all of its rights and obligations hereunder to SB Finance in connection with a transfer of its Securities to SB Finance in accordance with Section 8.1 of the JV Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns.

        6.10 No Agency. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

        6.11 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

        IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

SOFTBANK CORP.                         E-Loan Japan K.K.



By:______________________________      By:______________________________________
          Yoshitaka Kitao                               [Name]
 Executive Vice President and CFO                      [Title]

                                    EXHIBIT A

                               CONSULTING SERVICES



        1. Consult with the Company concerning the government approvals that may be reasonably necessary or appropriate for the Company to obtain in connection with the conduct of the Business, or any extension thereof, and assist the Company in maintaining such approvals.

        2. Acquire information regarding, and consult concerning, strategic business opportunities relating to the Business.

        3. Consult with the Company on staffing, management and operation of the Company.

                                  EXHIBIT 1.23

                               License Agreement

                     LICENSE AND SERVICES AGREEMENT BETWEEN

                          E-LOAN, INC. AND E-LOAN JAPAN


        This LICENSE AND SERVICES AGREEMENT (this "AGREEMENT") is entered into as of ___________, 1999, (the "EFFECTIVE DATE") by and between E-Loan, a California corporation with offices at 540 University Avenue, Suite 350, Palo Alto, California, 94301 ("E-LOAN"), and E-LOAN JAPAN K.K., a kabushiki kaisha organized under the laws of Japan with offices at _____________ ("LICENSEE").


                                          BACKGROUND

        A. E-Loan is engaged in an Internet-based marketing business in the United States in which E-Loan acts as an on-line mortgage originator, offering automated loan application process flows that allow Internet users to apply for and obtain home mortgages and related services quickly and at substantially reduced fees.

        B. E-Loan wishes to provide Licensee with certain licenses to E-Loan's Software (as defined below), technology, and trademarks, and certain development and technical support services.

        NOW, THEREFORE, in consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:


1. DEFINITIONS.


        1.1 "AFFILIATE" of a party means any entity controlled by, controlling, or under common control with such party, where "control" means ownership, either direct or indirect, of more than 50% of the equity interest entitled to vote for the election of directors or equivalent governing body.


        1.2 "DERIVATIVE WORK" means a "derivative work" or "compilation" within the meaning of such terms under the United States Copyright Act, 17 U.S.C.
Section 101 et seq.


        1.3 "DOCUMENTATION" means any instructions, manuals or other materials, including without limitation on-line help files, regarding the development, installation, maintenance or use of the Software, which have been delivered by E-Loan to Licensee under this Agreement.


        1.4 "E-LOAN BRAND" means (i) the "E-Loan" trademark, service mark and logo, and the Licensee Domain, and (ii) all other marks that E-Loan uses for its on-line mortgage origination business in the United States during the term of this Agreement and any derivations of such marks developed for use in and/or registered in the Territory, for purposes of the Local Business.

        1.5 "E-LOAN TECHNOLOGY" shall mean the Software, Documentation, and all proprietary techniques, processes, methods, applications, know-how, content, data, technical information and other technology or information, that E-Loan, presently or in the future, owns or has the right to license to Licensee.


        1.6 "LICENSEE DOMAIN" means the Uniform Resource Locator http:\\____________.


        1.7 "ERROR" means a material, reproducible failure of the Software to perform in substantial conformity with the functional specifications in the Documentation.


        1.8 "GLOBAL BRAND PROTOCOLS" means the procedures for use of the E-Loan Brand set forth in EXHIBIT B, as modified from time to time by E-Loan upon 90 days prior notice to Licensee.


        1.9 "SITE LAUNCH DATE" means the date Licensee makes the World Wide Web site for the Local Business generally available on the World Wide Web.


        1.10 "LOCAL BUSINESS" means a business developing, marketing and providing an online mortgage and/or car loan marketplace for consumers in the Territory, including developing localized versions of E-Loan's U.S. services and providing information about the availability and terms of such mortgages and car loans for distribution to end users in the Territory and related activities necessary to conduct such business. It is understood that the Local Business includes the foregoing only to the extent the same pertains to (i) mortgages for which the underlying real property is located in the Territory; and (ii) car loans that are offered solely to residents of the Territory and are collateralized by automobiles located in the Territory.


        1.11 "LOCAL COUNTRY LICENSEES" means parties other than Licensee that are similarly situated users of the E-Loan Software and the E-Loan Brand outside the Territory.


        1.12 "LOCALIZED VERSION" means a Derivative Work of the Software or Documentation, that retain the core functionality of the Software, or Documentation, but incorporates the language, currency, user interfaces, look and feel or functional variations required or appropriate to conduct the Local Business in the Territory, which Derivative Works are created by or for Licensee.


        1.13 "LOCALIZE", or "LOCALIZATION" means any modifications to the Software or Documentation necessary to create a Localized Version.


        1.14 "SOFTWARE" means E-Loan's existing proprietary Software products specified on EXHIBIT A, in source code or object code form (as specified in EXHIBIT A), together with any Error corrections, new revisions, updates or upgrades thereof provided to Licensee pursuant to this Agreement.


        1.15 "TERM" has the meaning defined in Section 10.1 below.


        1.16 "TERRITORY" means Japan and the Republic of South Korea.

2. GRANT OF LICENSE.


        2.1 LICENSE. Subject to the terms and conditions of this Agreement, E-Loan hereby grants to Licensee an exclusive, perpetual, royalty-free, non-sublicensable, non-transferable license under the E-Loan Technology to use, copy, display, and create Derivative Works of the E-Loan Technology, in each case solely for the operation of the Local Business, solely within the Territory. In this Section 2.1(a), "exclusive" means only that E-Loan shall not for its own account, nor grant to any third party in the Territory a license to, use, copy, display, create Derivative Works of, or otherwise exploit the E-Loan Technology in connection with the operation of the Local Business in the Territory.


        2.2 COPIES. Licensee may: (a) make copies of the Software as necessary for backup or archival purposes, (b) retain a reasonable number of copies of any portions of the Software delivered in source code form as necessary for production purposes, and (c) make and retain such copies of the E-Loan Technology as reasonably necessary for Licensee to use the E-Loan Technology in connection with the Local Business. Except as otherwise set forth herein, Licensee may not copy, distribute, reproduce, use or allow access to the E-Loan Technology. Whenever Licensee is permitted to copy or reproduce all or any part of the E-Loan Technology, any titles, copyright notices, patent notices, or other proprietary markings must be reproduced. Licensee shall not alter or remove any of E-Loan's copyright notices, patent notices, or other proprietary notices affixed to the E-Loan Technology by E-Loan.


        2.3 OWNERSHIP. E-Loan owns all right, title and interest in and to the E-Loan Technology. All rights not expressly granted hereunder are reserved to E-Loan. Licensee shall not reverse engineer any portions of the Software not provided in source code format; however, such prohibition will only be effective to the extent allowable under local law. Subject to E-Loan's ownership of the E-Loan Technology, the Software and the Documentation, Licensee owns all right, title and interest in and to all Derivative Works of the Software and Documentation made by Licensee (or by third parties on behalf of Licensee), including Localizations, in accordance with this Agreement. Upon completion of any such Derivative Work by or under authority of Licensee, Licensee shall disclose to E-Loan a copy of such Derivative Work. Any such disclosure of a Derivative Work consisting of software must be in both executable object code and source code format. Licensee hereby grants to E-Loan a non-exclusive, perpetual, irrevocable, sublicensable license to use, reproduce, modify, perform, display and transmit such Derivative Works outside the Territory.


        2.4 SOFTWARE LOCALIZATIONS. Except as otherwise set forth in Section 3.1 regarding the Initial Localization Services, as between the parties, Licensee is responsible for any changes to the Software or Documentation necessary to Localize them in accordance with the operation of the Local Business. All such Localization must be either: (i) performed by E-Loan; or (ii) performed by Licensee, or by its independent contractor in accordance with Section 9.4.


        2.5 ERROR CORRECTIONS, UPDATES AND UPGRADES. During the first four (4) years after the Effective Date, E-Loan shall deliver to Licensee any Error corrections, updates, upgrades, enhancements or future versions of or to the Software or Documentation that E-Loan makes generally available to its other Local Country Licensees outside the United States without charge, to the extent the same are applicable to the Local Business or (b) as the parties otherwise agree; in the case of (a), no later than the time when such Error corrections, updates, upgrades, enhancements or future versions are first released to any such other Local Country Licensee. Following such four (4) year period, for so long as E-Loan owns at least 20% of the outstanding shares of Licensee, E-Loan shall continue to deliver to Licensee such Error corrections, updates, upgrades, enhancements or future versions of or to the Software or Documentation subject to the payment by Licensee to E-Loan of a fee in consideration therefor, such fee not to exceed the lowest fee charged to any of E-Loan's other Local Country Licensees for similar services.


        2.6 LICENSE RESTRICTIONS. Licensee shall not:


               (a) sell, lease, license, sublicense or distribute the E-Loan Technology except in accordance with this Agreement;


               (b) provide, disclose, divulge or make available to, or permit use of the E-Loan Technology by any third party without E-Loan's prior written consent, except as specifically authorized by this Agreement and except to the extent such use or disclosure is inherent in the normal operation of the Local Business with respect to users of the World Wide Web Site for the Local Business, which use or disclosure is substantially similar to the use or disclosure made by E-Loan by means of its World Wide Web Site in the U.S.; or


               (c) use the E-Loan Technology for any purpose except as expressly provided for in this Agreement.


        2.7 DELIVERY OF E-LOAN TECHNOLOGY. As soon as practical after the Effective Date, E-Loan shall deliver to Licensee the Software and Documentation, and representations of the E-Loan Brand necessary or appropriate for the Licensee's operation of the Local Business in the Territory.


3. MAINTENANCE AND SUPPORT.


        3.1 INITIAL LOCALIZATION SERVICES. If and as requested by Licensee and agreed by E-Loan, E-Loan shall provide initial services to Localize the Software (the "INITIAL LOCALIZATION SERVICES") in accordance with the initial work plan set forth in EXHIBIT [D], at no charge other than reasonable out-of-pocket expenses incurred in connection with providing the technical support services, which shall be reimbursed by Licensee within thirty (30) days of an invoice therefor.


        3.2 TECHNICAL SUPPORT. E-Loan shall provide Licensee technical staff with technical support to assist Licensee with the use of the Software, according to the escalation procedures described in EXHIBIT E, at no charge other than reasonable out-of-pocket expenses incurred in connection with providing the technical support services, which shall be reimbursed by Licensee within thirty (30) days of an invoice therefor.


        3.3 PROJECT MANAGERS. Each party shall designate a project manager to administer technical support under this Agreement. The parties shall coordinate all support work under this Agreement through such project managers. Each party may change its project manager upon written notice.

        3.4 PRODUCT MANAGERS. Each party shall designate a product manager to be responsible for trademark, branding, marketing, and related issues under this Agreement. The parties shall coordinate all support work under this Agreement through such product managers. Each party may change its product manager upon written notice.


4. ROYALTIES AND OTHER OBLIGATIONS.


        4.1 ROYALTIES. Licensee shall pay to E-Loan an annual royalty in consideration of the rights granted to Licensee under this Agreement equal to ___ percent (__%) of Licensee's gross revenues up to a maximum of _______ yen per year, payable annually in arrears within sixty (60) days after the end of Licensee's fiscal year (for the then-ended fiscal year); provided, however, that if Licensee fails to complete an initial public offering of its securities by the fourth (4th) anniversary of the Effective Date, then from and after such time Licensee shall pay to Licensor a royalty, agreed upon between Licensee and Licensor, calculated as a percentage of Licensee's gross revenue during each fiscal quarter after such anniversary.


        4.2 AUDITS. Licensee shall keep and maintain complete and accurate records of the transactions underlying the payments to be made hereunder, and shall allow, upon two (2) weeks written notice, a certified public accountant reasonably acceptable to both parties during office hours and no more than once per year, to inspect and make extracts or copies of such records for the purpose of ascertaining the correctness of such payments. If any such examination and audit discloses any deficiency of 5% or more, Licensee shall pay, in addition to such deficiency, the costs of such examination and audit.


        4.3 LICENSEE OBLIGATIONS. Licensee shall use reasonable commercial efforts to promote sales of mortgages and related services through the Local Business. Licensee shall operate the Local Business solely in accordance with the laws, regulations, and other legal requirements applicable to the Local Business.


        4.4 HYPERLINKS. The parties will discuss in good faith establishing appropriate hypertext links to each other's web sites.


        4.5 TERRITORY AND SALES. The parties acknowledge that in any Internet-based marketing system it is not possible to exclude all inquiries or business from outside a geographic territory. E-Loan acknowledges that certain incidental promotion of and/or access to the World Wide Web site for the Local Business may occur outside the Territory and agrees that the same will not constitute a breach of this Agreement, and Licensee similarly acknowledges that certain incidental promotion of and/or access to the World Wide Web site for E-Loan's business may occur within the Territory and agrees that the same will not constitute a breach of this Agreement. Licensee shall use reasonable efforts, to the extent legally permitted, to avoid territorial conflicts between Licensee and Local Country Licensees, by responding to inquiries or orders for sales of products or services from persons outside the Territory as required by the laws of the Territory, and by communicating any such orders to E-Loan for referral, if appropriate, to Local Country Licensees. E-Loan shall use reasonable efforts to resolve any channel conflicts with Local Country Licensees relating to such inquiries. E-Loan shall use reasonable efforts to communicate to Licensee any inquiries or orders for sales of residential mortgages received by E-Loan or its Local Country Licensees from persons within the Territory.


        4.6 REPORTS. No more frequently than once per calendar month, as reasonably requested by E-Loan, Licensee will provide to E-

Loan, in a format reasonably acceptable to E-Loan, a summary report of the number of completed loan applications, rate quotations and web site page visits.


5. WARRANTY AND DISCLAIMER.


        5.1 E-LOAN WARRANTY.


               (a) SOFTWARE PERFORMANCE. E-Loan hereby represents and warrants to Licensee that during the Term, the Software in the form delivered to Licensee will perform in substantial accordance with the Documentation.


               (b) YEAR 2000 COMPLIANCE. E-Loan hereby represents and warrants to Licensee that the Software in the form delivered to Licensee is Year 2000 Compliant. "YEAR 2000 COMPLIANT" means that the Software, when used in accordance with the Documentation and with the hardware and operating systems approved by E-Loan, will: (a) initiate and operate; (b) correctly store, represent, process and output dates; (c) not cause or result in an abnormal termination or ending or degradation of performance or any other adverse effect on performance; and (d) correctly process dates input by a user; in each case when processing data containing dates in the year 2000 and in any preceding and following years, including leap years, provided that all third party products that exchange date data with the Software do so in a form and format compatible with the Software.


               (c) REMEDIES. If the Software does not perform as warranted under Sections 5.1(a) or 5.1(b), E-Loan shall, at no charge to Licensee, use reasonably diligent efforts to correct the Software, or provide a patch or workaround, in accordance with the escalation procedures in EXHIBIT E, and include the correction thereof in the next error correction released by E-Loan and provided to Licensee under Section 2.5. The foregoing are Licensee's exclusive remedies for breach of the warranties provided in Sections 5.1(a) through (c). The warranty will apply only if the then-current version of the Software, or otherwise the most recent version of the Software which has been provided by E-Loan to Licensee, has been properly installed and used at all times and in accordance with the instructions for use; provided that the preceding limitation shall apply only if the most recent version of the Software supplied by E-Loan provides all of the material functionality of the version it replaces.


               (d) CORPORATE WARRANTY. E-Loan represents and warrants to Licensee that E-Loan has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights granted to Licensee herein, and that this Agreement is valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws);


               (e) NO CONFLICT. E-Loan represents and warrants that the execution of this Agreement, the granting of the rights and licenses to Licensee herein, and the performance of its obligations hereunder does not and will not
(i) violate the Articles of Incorporation of By-laws of E-Loan or any provision of any U.S. law, statue, rule or regulation to which it is subject; (ii) violate any judgement, order, writ, injunction or decree of any court applicable to E-Loan; or (iii) conflict with or violate any other agreement into which E-Loan has entered; excluding in the case of (i) and (ii), however, any regulatory approvals that may be required in connection with operating the Local Business in the Territory.


               (f) RIGHTS; NON-INFRINGEMENT. E-Loan represents and warrants that it has the rights to grant the licenses herein, and that the use of the Software and Documentation in accordance with the terms of this Agreement do not and will not infringe or misappropriate any copyrights or trade secrets of any third party or, to the best of E-Loan's knowledge as of the Effective Date, any trademark, patent or other intellectual property or proprietary rights of any third party.


               (g) NO CLAIMS. E-Loan represents and warrants that, to the best of its knowledge except as disclosed to Licensee or Softbank with respect to the Local Brand in Korea, no proceedings have been instituted or are pending or threatened that challenge the rights of E-Loan in the Territory in respect of the E-Loan Technology or the E-Loan Brand, other than any such claims or demands that individually or in the aggregate will not have a material adverse effect on the financial condition or results of the operations of E-Loan.


               (h) SERVICE WARRANTY. E-Loan represents and warrants that all services provided to Licensee under this Agreement will be performed in a professional and competent manner in accordance with industry standards.


               (i) ALL NECESSARY TECHNOLOGY DELIVERED. E-Loan represents and warrants that the E-Loan Technology delivered to Licensee under this Agreement includes all of the E-Loan Technology which E-Loan presently owns or has the ability to license to Licensee.


        5.2 LICENSEE CORPORATE WARRANTY. Licensee represents and warrants to E-Loan that Licensee has full power, right and authority to enter into this Agreement and to carry out its obligations under this Agreement, and that this Agreement is valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws).


        5.3 DISCLAIMER. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN
SECTION 5.1 ABOVE, THE SOFTWARE AND DOCUMENTATION ARE PROVIDED "AS-IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. E-LOAN HEREBY DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. E-LOAN SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND ANY SERVICES PROVIDED BY E-LOAN HEREUNDER.


        5.4 ADDITIONAL DISCLAIMER. The success of the business venture contemplated to be undertaken by Licensee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Licensee as an independent business operator and the active participation of Licensee in the daily affairs of the Local Business, as well as other factors. E-Loan hereby disclaims any representation or warranty, express, or implied, as to the potential success of the business venture contemplated by this Agreement.

6. TRADEMARKS AND DOMAIN NAMES.


        6.1 TRADEMARKS. E-Loan hereby grants to Licensee the exclusive right to use the E-Loan Brand for the purpose of conducting the Local Business in the Territory. The above license will include without limitation the right to indicate to the public that Licensee is an authorized licensee of E-Loan and to advertise Licensee's products and services in connection with the Local Business in the Territory under the E-Loan Brand. Licensee shall fully comply with the Global Brand Protocols in relation to Licensee's use of the E-Loan Brand. All representations of the E-Loan Brand that Licensee intends to use must first be submitted to E-Loan for approval of design, color and other details, subject to the following limitations: (a) E-Loan's approval will not be unreasonably withheld or delayed; (b) such approval, once given, will not be withdrawn without a reasonable notice period to implement necessary changes; and (c) once E-Loan has approved a particular use, Licensee need not re-submit for approval any substantially identical use.


        6.2 RESTRICTIONS. Except as set forth in this Section 6, nothing contained in this Agreement will be deemed to grant to Licensee any right, title or interest in or to the E-Loan Brand. If Licensee, in the course of exercising its rights hereunder, acquires any goodwill or reputation in the E-Loan Brand, all such goodwill or reputation will automatically vest in E-Loan when and as, on an ongoing basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Licensee, and Licensee agrees to take such actions as are reasonably necessary, at E-Loan's expense, to effect such vesting, including without limitation the transfer to E-Loan of rights in any filings or registrations made under Section 6.3. Upon termination of this Agreement, Licensee shall immediately cease to use the E-Loan Brand, and the Licensee Domain, and shall change its name to eliminate any reference to "E-Loan." In the event that Licensee intentionally challenges, or intentionally assists a third party in challenging, any part of the E-Loan Brand, or the registration thereof, or seeks to obtain rights in the E-Loan Brand by seeking registration thereof or otherwise, E-Loan, following thirty (30) days written notice and an opportunity to cure or cease such actions, may terminate this Agreement upon written notice to Licensee.


        6.3 TRADEMARK REGISTRATIONS IN THE TERRITORY. Licensee shall advise E-Loan regarding the appropriate registrations or filings appropriate to protect the use of the E-Loan Brand in the Territory. E-Loan shall make, and Licensee shall cooperate with E-Loan to make, such registrations or filings with the appropriate authorities and thereafter seek to register such other trademarks and service marks in the Territory descriptive of the E-Loan Brand and/or the Local Business, in English, Japanese and/or Korean, as Licensee may reasonably request from time to time.. E-Loan shall pay all costs or fees associated with such filing, and all such trademarks and service marks shall be owned by E-Loan and deemed part of the E-Loan Brand.


        6.4 REGISTERED USER AGREEMENTS. E-Loan shall cooperate with Licensee to make any registrations or filings with the appropriate authorities referenced in
Section 6.3, including without limitation entering into registered user agreements with respect to the E-Loan Brand pursuant to applicable trademark law requirements in the Territory. Licensee will be responsible for proper filing of registered user agreements with appropriate government authorities and shall pay all costs or fees associated with such filing.

        6.5 NAME BRANDING; PRODUCT PROTECTION. On any promotional materials used or disseminated by Licensee relating to the Local Business, Licensee shall display the E-Loan Brand. Licensee shall use the E-Loan Brand as the sole brand for, and not to use any trademark, service mark, trade name or similar identifiers other than the E-Loan Brand in connection with, the Local Business. Where both Licensee's marks and the E-Loan Brand are displayed, the marks will be presented equally legibly, and in a size and style in accordance with the Global Brand Protocols.


        6.6 DOMAIN NAMES. E-Loan hereby grants to Licensee the right to use the Licensee Domain, solely for the operation of a Local Business. E-Loan shall, prior to the Site Launch Date, register the Licensee Domain name with InterNIC or its successor Internet name assignment authority, or its then-current counterparts in the Territory, and shall pay the registration fees for one year, it being understood that E-Loan shall be the owner of the Licensee Domain. Thereafter, Licensee shall in a timely fashion renew such registration with such authority at its own expense each time such registration becomes due during the Term, it being understood that E-Loan retains ownership of such Licensee Domain.


        6.7 QUALITY CONTROL. The nature and quality of all goods, services and promotional materials used by Licensee hereunder must conform to the standards set by E-Loan. E-Loan shall have the right to monitor the quality of such goods, services and promotional materials and Licensee shall assist E-Loan in monitoring quality by making available to E-Loan, upon E-Loan's request, samples and demonstrations of such use.


7. LIMITATION OF LIABILITY.



           EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF SECTIONS 8 OR 9, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


8. INDEMNIFICATION.


        8.1 E-LOAN INDEMNITY. E-Loan shall indemnify, defend and hold harmless Licensee, and its Affiliates, officers, directors, employees, shareholders, consultants and agents against any liability, cost or expense (including, but limited to, attorney's fees) resulting from any claim, action or allegation by a third party which, if true, would result in the breach of the representations and warranties by E-Loan in Section 5.1, and shall pay any final judgments awarded or settlements entered into (provided such settlements have been approved by Licensee, such approval not to be unreasonably withheld) as a result of such claim, action or allegation; provided that Licensee gives prompt written notice to E-Loan of any such claim, action or allegation of infringement and gives E-Loan the authority to proceed as contemplated herein. E-Loan will have the exclusive right to defend any such claim, action or allegation and, subject to Licensee's reasonable approval, make settlements thereof, and Licensee may not settle or compromise such claim, action or allegation, except with the prior written consent of E-Loan. Licensee shall give such assistance and information as E-Loan may reasonably require, at E-Loan's expense, to settle, or oppose such claims. In the event any breach of warranty under Section 5.1 results in a claim of infringement or misappropriation, or E-Loan believes that such a claim may be brought, E-Loan may, at its sole option and expense:


               (a) procure for Licensee the right to continue use of the infringing or misappropriated materials; or


               (b) modify or amend the infringing or misappropriated materials, or replace the infringing or misappropriated materials with other materials having substantially the same functionality and performance.



The foregoing obligations will not apply to the extent the infringement or misappropriation arises as a result of modifications to the Software or Documentation not made by or for E-Loan unless such modifications were made expressly at the direction of, and in accordance with, instructions by E-Loan. The foregoing states the entire liability of E-Loan with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.


        8.2 LICENSEE INDEMNITY. Licensee shall indemnify, defend and hold harmless E-Loan, and its Affiliates, officers, directors, employees, shareholders, consultants and agents against any liability, cost or expense (including, but limited to, attorney's fees), resulting from the operation by Licensee of the Local Business (except for those claims, actions and allegations for which E-Loan is responsible pursuant to Section 8.1 above, and except to the extent such liability, damages, cost or expense results from a breach by E-Loan of any terms of conditions of this Agreement), and shall pay any final judgments awarded or settlements entered into (provided such settlements have been approved by E-Loan, such approval not to be unreasonably withheld); provided that E-Loan gives prompt written notice to Licensee of any claim, action or allegation relating thereto and gives Licensee the authority to proceed as contemplated herein. Licensee will have the exclusive right to defend any such claim, action or allegation and, subject to E-Loan's reasonable approval, make settlements thereof, and E-Loan may not settle or compromise such claim, action or allegation, except with the prior written consent of Licensee. E-Loan shall give such assistance and information as Licensee may reasonably require, at Licensee's expense, to settle or oppose such claims.


        8.3 PROSECUTION OF INFRINGERS. E-Loan and Licensee shall give each other written notice of any acts of infringement by third parties involving intellectual property rights relating to the Localized Version, Software, Documentation, or E-Loan Brand anywhere in the Territory of which E-Loan or Licensee has knowledge, and the parties shall consult together with a view to determine the course of action, if any, to be taken in such circumstances. E-Loan will have the right to take action to enforce such rights. If E-Loan does not undertake reasonable efforts to enforce such rights, then Licensee may take such actions at Licensee's expense, as agreed by Licensee and E-Loan. Each party shall render to the other any assistance requested by the other in proceedings against an infringer within the Territory brought in accordance with this
Section 8.3, at the other party's expense. Any damages that might be awarded will, after deduction of actual costs, be awarded to the party that undertakes legal action.

9. CONFIDENTIAL INFORMATION.


        9.1 OBLIGATIONS. The parties acknowledge and agree that proprietary or nonpublic information disclosed by one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING PARTY") directly or indirectly, which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure and reduced in writing or other tangible (including electronic) form that includes a prominent confidentiality notice and delivered to the Receiving Party within thirty (30) days of disclosure, constitutes the confidential and proprietary information ("CONFIDENTIAL INFORMATION") of the Disclosing Party. The Receiving Party shall retain in confidence and not disclose to any third party any Confidential Information of the Disclosing Party without the Disclosing Party's express written consent, and the Receiving Party shall not use such Confidential Information except to exercise the rights and perform its obligations under this Agreement. Without limiting the foregoing, each party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care. The parties agree that the Software and Documentation, and all information contained in the Exhibits hereto, will be deemed the Confidential Information of E-Loan.


        9.2 EXCEPTIONS. Notwithstanding the foregoing, Confidential Information will not include information to the extent that, in each case, such information is demonstrated by written documentation:


               (a) was already known the Receiving Party, to the extent such information was so known by the Receiving Party without an obligation of confidentiality, at the time of disclosure hereunder;


               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party hereunder;


               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or


               (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the Receiving Party without reference to any information or materials disclosed by the Disclosing Party.


        9.3 SOURCE CODE PROTECTIONS. Licensee shall not under any circumstances provide the source code for the Software in any manner to a third party, except as expressly provided under Section 9.4 below. Licensee shall reproduce and shall not obscure or remove any proprietary rights notice on any copy or Derivative Work of the source code for the Software. In addition, each copy or Derivative Work of the source code for the Software must be marked as the confidential and proprietary property of E-Loan to which access is restricted, and Licensee shall keep and use the source code for the Software solely at Licensee's secure development facilities under password protection. Licensee agrees to limit access to the source code for the Software twenty-four hours a day, and strictly to those employees or Contractors to whom access is reasonably necessary in order to carry out the permitted uses of the source code for the

Software hereunder. Licensee shall keep records of all persons who have access to the source code for the Software. At E-Loan's request, Licensee agrees to provide such records to E-Loan for review.


        9.4 CONTRACTORS. Licensee may appoint a third party contractor ("CONTRACTOR") to assist Licensee in Licensee's operation of the Local Business; provided, however, that any such Contractor's access to and use of the E-Loan Technology (including the Localized Version): (a) will only be permitted pursuant to a signed written agreement between Licensee and such Contractor that contains terms at least as restrictive as those set forth in this Section 9, (b) protects E-Loan's proprietary rights in the E-Loan Technology to the degree set forth in this Agreement, (c) grants the Contractor no rights in the E-Loan Technology or any modification, enhancement or Derivative Work thereof, and (d) establishes E-Loan as a third party beneficiary with full legal right to enforce such agreement against the Contractor ("CONTRACTOR AGREEMENT"). Licensee shall indemnify and hold harmless E-Loan against any losses arising out of any failure of its Contractor's to enter into a Contractor Agreement in accordance with this
Section 9.4.


        9.5 NOTIFICATION OF SECURITY BREACH. Licensee shall notify E-Loan promptly in the event of any breach of its security of which Licensee becomes aware, under conditions in which it would appear that the trade secrets contained in the source code for the Software or the Localized Version were prejudiced or exposed to loss. Licensee shall, upon request of E-Loan, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of Licensee by virtue of this Agreement. The cost of taking such steps will be borne solely by Licensee.


        9.6 INJUNCTIVE RELIEF. In the event of breach of the provisions of
Section 9.1 or 9.3, the non-breaching party may have no adequate remedy at law and will be entitled to seek immediate injunctive and other equitable relief, without the necessity of showing actual money damages.


10. TERM AND TERMINATION.


        10.1 TERM. This Agreement and the licenses granted hereunder will be effective as of the Effective Date and will continue in full force and effect indefinitely (the "TERM"), unless terminated as set forth in this Section 10.


        10.2 TERMINATION.


               (a) In the event that either party defaults in the performance of a material obligation under this Agreement, then the non-defaulting party may provide written notice to the defaulting party indicating: (i) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (ii) the non-defaulting party's intention to terminate this Agreement. In the event that such material default is not cured within ninety
(90) days after such notice the non-defaulting party may terminate this Agreement upon written notice to the breaching party.

               (b) This Agreement will terminate automatically in the event that that certain Joint Venture Agreement between E-Loan and SOFTBANK CORP. dated as of ________, 1999 (the "JOINT VENTURE AGREEMENT") is terminated, except as otherwise agreed in writing.


        10.3 EFFECT OF TERMINATION.


               (a) SURVIVAL. The terms and conditions of the following Sections will survive termination or expiration of this Agreement: 1, 2.3, 2.6, 5.3, 5.4, 6.2, 7, 8, 9, 10.3, 12, 13 and 14. In addition, the termination or expiration of this Agreement shall not relieve either party of any liability that accrued prior to such termination or expiration. Except as expressly provided in this
Section 10.3, all other provisions of this Agreement shall terminate upon the expiration or termination hereof. Upon termination of this Agreement, Licensee shall cease to exercise all rights and licenses granted under this Agreement and shall cease using "E-Loan" in its corporate name.


               (b) RETURN OF MATERIALS. Within 30 days after the date of termination or discontinuance of this Agreement for any reason whatsoever, Licensee shall, at E-Loan's option, return or destroy any copies of the Software, Documentation, Localized Versions (excluding those portions of such versions that only represent Localizations owned by Licensee under this Agreement), and any Confidential Information of E-Loan in its possession that is in tangible form. Licensee shall furnish E-Loan with a certificate signed by an executive officer of Licensee verifying that the same has been done.


        10.4 LICENSE IF E-LOAN ENTERS BANKRUPTCY. If, at any time during the Term, E-Loan: (a) files a voluntary petition in bankruptcy under Chapter 7 or 11 United States Code (the "BANKRUPTCY CODE"); or (b) has an involuntary petition in bankruptcy filed against it under Chapter 7 of the Bankruptcy Code, which petition is not dismissed within ninety (90) days, Licensee may elect to retain its right in the licenses granted in this Agreement, subject to the terms of this Agreement, in accordance with Chapter 3, Section 365(n) of the Bankruptcy Code. The licenses granted in this Agreement will be deemed licenses of "intellectual property" under Section 365(n) of the Bankruptcy Code.


11. NONASSIGNMENT/BINDING AGREEMENT. Neither this Agreement, nor any rights under this Agreement, may be assigned or otherwise transferred by Licensee, in whole or in part, whether voluntary, or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of E-Loan. E-Loan may assign all its rights and obligations under this Agreement to an Affiliate of E-Loan, or to an entity that succeeds to substantially all of the business or assets of E-Loan. Any permitted assignee must agree in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns. In the event this Agreement is assigned to a third party that succeeds to substantially all of the business or assets of E-Loan, in a transaction in which the shareholders of E-Loan immediately prior to such transaction own less than 50% of the outstanding shares of the successor entity immediately after the transaction, then notwithstanding any other provision of this Agreement, the Software, Documentation, E-Loan Technology and the E-Loan Brand shall not include any subject matter owned or controlled by the acquiring entity prior to such assignment or that is made or acquired by such acquiring entity after the date of such assignment, except to the extent that such subject matter is utilized by such acquiring entity in the operation of E-Loan's business.


        12. NOTICES AND OTHER COMMUNICATIONS. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given
(a) if delivered personally, when received, (b) if transmitted by facsimile originating in Japan, on the date of transmission with receipt of a transmittal confirmation, (c) if transmitted by facsimile originating in the United States, on the first (1st) business day following receipt of a transmittal confirmation, or (d) if by international courier service, on the fourth (4th) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:



               If to LICENSEE:

                      E-Loan Japan K.K.
                      24-1 Nihonbashi-Hakozakicho
                      Chuo-ku, Tokyo  103-8501
                      Japan
                      Attention:  Mr. Masayoshi Son
                           Hitoshi Hasegawa, Esq.
                      Telephone:  +81-3-5642-8376
                      Facsimile  +81-3-5641-3402


               with a copy (which copy shall not constitute notice) to:

                      Morrison & Foerster LLP
                      AIG Building, 7th Floor
                      1-1-3 Marunouchi,
                      Chiyoda-ku, Tokyo 100-0005
                      Japan
                      Attention:  Ken Siegel, Esq.
                      Telephone:  +81-3-3214-6522
                      Facsimile:  +81-3-3214-6512

               If to E-LOAN:

                      E-Loan, Inc.
                      540 University Ave., Suite 350
                      Palo Alto, CA  94301
                      U.S.A.
                      Attention:    Doug Galen
                      Telephone:    (650) 847-3707
                      Facsimile:    (650) 847-3710


               with a copy (which copy shall not constitute notice) to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, CA  94304-1050
                      U.S.A.
                      Attention:    Kenneth A. Clark, Esq.
                      Telephone:    (650) 493-9300
                      Facsimile:    (650) 493-6811


or to such other address or facsimile number as a party may have specified to the other party in writing delivered in accordance with this Section 12.


13. NON-SOLICITATION. Each party acknowledges and agrees that the employees and consultants of the other party are a valuable asset of such party and are difficult to replace. Accordingly, each party (the "SOLICITING PARTY") agrees that, for the Term and for a period of two years thereafter, it will not actively solicit any employee, independent contractor, or consultant of the other party to become an employee or consultant of the Soliciting Party.


14. MISCELLANEOUS.


        14.1 NO WAIVER; AMENDMENT. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. This Agreement may not be amended, except by a writing signed by both parties.


        14.2 SEVERABILITY. If any provision in this Agreement shall be found or be held to be invalid or unenforceable (including, without limitation, as a result of objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the parties' intent in entering into this Agreement.


        14.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and any addenda hereto signed by both parties) and the other documents referred to herein, contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.


        14.4 CONSENT. Unless expressly provided otherwise in this Agreement, any prior consent that is required hereunder may be granted or withheld in the sole and absolute discretion of the party whose consent is required.


        14.5 CURRENCY. All payments contemplated hereby or made by the parties in connection herewith will be made in the lawful currency of the United States of America. Any calculation under this Agreement that requires conversion of yen or any other non-U.S. currency to U. S. dollars shall be made at the buying rate for U.S. dollars as set forth in the U.S. version of the Wall Street Journal, West Coast edition, on the date that payment is made ("EXCHANGE RATE"). Notwithstanding the foregoing, if any payment due from Licensee to E-Loan is not made when due, Licensee shall pay E-Loan the greater of (i) the amount based on the Exchange Rate calculated as of the date when payment became due and (ii) the amount based on the Exchange Rate calculated as of the date when payment is actually made, in each case together with interest thereon at the prime rate as reported by the Wall Street Journal, West Coast edition.


        14.6 EXPORT RESTRICTIONS. Licensee understands that E-Loan is subject to regulation by agencies of the U.S. government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Licensee warrants that it will comply in all respects with the Export Administration Regulations and all other export or re-export restrictions applicable to the technology and Documentation licensed hereunder. Further, Licensee shall cooperate as requested by E-Loan to ensure compliance with any export restrictions or licenses relating to the Software. Notwithstanding the foregoing, it is understood and agreed that the rights and licenses granted herein are limited to the extent that E-Loan may grant such rights and licenses under applicable law.


        14.7 PUBLICITY. Each of the parties hereto agrees not to disclose to any third party the financial terms of this Agreement without the prior written consent of the other party hereto, except to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement; thereafter, the parties may each disclose to third parties the information contained in such press release and Question & Answer outline without further approval.


        14.8 RIGHTS AND REMEDIES. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

        14.9 RELATIONSHIP BETWEEN PARTIES; THIRD-PARTY BENEFICIARY. E-Loan and Licensee shall at all times and for all purposes be deemed to be independent contractors and neither party, nor either party's employees, representatives, subcontractors or agents, shall have the right or power to bind the other party. This Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between E-Loan and Licensee or either party's employees, subcontractors or agents. E-Loan expressly acknowledges and agrees that SOFTBANK CORP. is a beneficiary of this Agreement and shall have the right to enforce its terms against E-Loan.


        14.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.


        14.11 GOVERNING LAW. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods.


        14.12 LANGUAGE. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement will be in the English language.


        14.13 FORCE MAJEURE. Neither party will be liable for damages or penalties or held in default for delay in delivery or performance or for failure to give notice of delay when the delay is due to the elements, acts of God, delays in transportation or delivery, or any other causes beyond the reasonable control of such party; provided, however, that cause beyond the reasonable control of such party do not include any order, regulation or written directive of such party.




IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by duly authorized representatives on the dates set forth below.




E-LOAN, INC. ("E-Loan")                [E-LOAN JAPAN] ("Licensee")


By:_______________________________     By:______________________________________

Name:_____________________________     Name:____________________________________

Title:____________________________     Title:___________________________________

                                    EXHIBIT A

                                    SOFTWARE

The following E-Loan modules in the form currently in use by E-Loan as of the Effective Date:

[ ]  Rate Searching Engine

[ ]  Loan Comparison

[ ]  Template Process to build web sites

[ ]  E-TRACK-- monitor the status of the loan, which includes:
        Log-ins
        Automated emails

[ ]  Interface with loan processing software

[ ]  Display of loan information

[ ]  Marketing Survey Components

[ ]  Report Server with reports for:
        Operations
        Web Site Info

[ ]  Forms Printing Engine

[ ]  Rate Loading Engine

[ ]  "Smart" Online Application Process

[ ]  Rate Watch/Loan Monitoring Technology with Automated Emails

[ ]  Calculators


"Licensee":                            "E-Loan":

By:_______________________________     By:______________________________________

Print Name:_______________________     Print Name:______________________________

Title:____________________________     Title:___________________________________

                                    EXHIBIT B

                         E-LOAN'S GLOBAL BRAND PROTOCOLS

1. E-Loan's advertising tag line is: "A better way to get a loan." This tag line must be used in all advertising, and must be prominently displayed at all places where E-Loan's logo is placed. No other tag lines should be used in connection with the E-LOAN trademark or logo.

2. These trademark usage guidelines apply to the authorized use of all of the trademarks, service marks and logos of E-Loan in connection with E-Loan's products and services, in advertisements, labels, product guides, catalogs, brochures, instruction manuals, customer communications, press releases, packaging, electronic communications and all other uses of E-Loan trademarks. For convenience, "trademarks" include registered or unregistered trademarks, service marks or brand names of E-Loan.

3. Before you may use E-Loan trademarks, you must obtain E-Loan's prior review and written approval, in its reasonable discretion, of the form, content and context of any intended use. This does not apply if the use is a customary incidental use in advertising, but in that case, proper attribution to E-Loan as the trademark owner is required.

3. The following general rules apply:

[ ]   Spell the trademark correctly and do not abbreviate it.

[ ]   Use capitalization consistently.

[ ]   Use a standard appearance for the trademark.


[ ] Use a proper trademark notice at least once, the first time the E-LOAN trademark appears: we prefer you to use the notice each time the trademark is used. Use (R) for registered trademarks, "TM" for unregistered trademarks, and "SM" for unregistered service marks. If you have any questions about which marks are registered, ask us.

[ ] Use the trademark only as a brand name in conjunction with a specific product or service, e.g., E-LOAN mortgage services. " E-LOAN " alone is not appropriate. Use the trademark only as an adjective modifying a generic product ("the E-LOAN Internet mortgage service"), and never as a noun or a verb ("an E-LOAN ").

[ ] Always give E-Loan attribution as the trademark owner any time E-LOAN trademarks are used, e.g., " E-LOAN is a registered trademark of E-LOAN, Inc".

5. Notify E-Loan immediately of any improper, confusing or unauthorized use of the E-LOAN trademarks by anybody. You should not take any action which leads a third party to think the E-LOAN trademarks are owned by you, or which might adversely impact E-Loan's reputation. You are expected to use the E-LOAN trademarks at all times in a manner consistent with trademark laws.

6. When you use the logo, please adhere to the following specifications:



(a) The Logo should be reproduced in the following colors: Pantone 343 CV (100%), Pantone 145 CV (80%). All elements of the Logo must be used. The logotype is in the font "Custom." Downloadable samples are available at E-Loan's web site at URL: _____________.



(b) Clear Space: To maintain the characteristic of the Logo, it must be surrounded by clear space. This space should be free of any type or graphic of any kind. The amount of clear space around the Logo should be the height of the "E" in the logotype on the sides and bottom.



(c) Size Requirements: The Logo should never be reproduced smaller than 8 mm high and 32 mm wide in print. The Logo is measured from the tip of the outline to the bottom of the type. For on-screen usage, the minimum size of the Logo is 23 pixels high and 90 pixels wide.



(d) Usage on Colored/Textured Backgrounds: When placing the E-LOAN Logo on a solid background other than black or white, the background color must not visually interfere with the colors of the logo. For example, the background must not be of any of the colors ______________ or any CMYK combination of these colors. However, the E-LOAN logotype can be black or white (please refer to downloadable files). When placing the logo on a textured background, the overall coloration of the background must be light enough so that the logo can be seen clearly.





"Licensee":                            "E-Loan":

By:_______________________________     By:______________________________________

Print Name:_______________________     Print Name:______________________________

Title:____________________________     Title:___________________________________

                                    EXHIBIT C

                               SERVICES AGREEMENT

                       AGREEMENT FOR CONSULTING BY E-LOAN

        This Agreement for Consulting ("AGREEMENT") is made and entered into as of the ___ day of _______, 199__ by and between E-Loan, Inc., a _________ corporation with offices at 540 University Avenue, Suite 350, Palo Alto, California, 94301 ("E-LOAN"), and [E-LOAN JAPAN K.K.], a kabushiki kaisha organized under the laws of Japan with offices at _____________ ("LICENSEE") ("LICENSEE"). The Licensee desires to retain E-Loan as an independent contractor to perform certain development and consulting services for the Licensee as described in the License and Services Agreement between the parties dated ___________ ("LICENSE AND SERVICES AGREEMENT"), and E-Loan is willing to perform such services on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

        1. SERVICES.


               (a) WORK ORDERS. The parties may from time to time agree upon certain software development and related services to be provided by E-Loan under this Agreement ("SERVICES"). The parties shall develop a description of such Services in reasonable detail ("WORK ORDER") in a form substantially as set forth in the form of Work Order attached hereto as Exhibit A. E-Loan shall perform for Licensee the services described in each Work Order on the terms and conditions set forth therein. The parties acknowledge that Licensee may have certain obligations under each Work Order, and all of E-Loan's obligations will be subject to the prompt performance of Licensee's obligations thereunder.


               (b) CHANGE ORDERS. Any changes to Specifications are subject to mutual agreement.


        2. COMPENSATION.


               (a) SERVICES. Licensee shall pay E-Loan for performing the Services as shown in the Work Order.


               (b) EXPENSES. The Licensee shall also reimburse E-Loan for the reasonable actual travel and living expenses of its personnel engaged in the performance of Services at locations other than E-Loan facilities, together with other reasonable out-of-pocket expenses incurred in connection with performance of the Services. E-Loan shall adhere to any travel policy reasonably promulgated by Licensee, provided that E-Loan may incur expenses up to a total of ________ dollars without Licensee's prior approval.


               (c) PAYMENTS. E-Loan shall invoice Licensee for all amounts on or after the due date. Payment terms will be net [thirty (30)] days. Any amounts due E-Loan under this Agreement not received by the date due will be subject to a service charge of one and one-half percent (1.5%) per month, or the maximum charge permitted by law, whichever is less. Any payment terms set forth in the applicable Work Order will take precedence over this Section 2(c).


        3. CONFIDENTIALITY. All information disclosed under this Agreement will be deemed Confidential Information of E-Loan pursuant to Section 9 of the License and Services Agreement.


        4. OWNERSHIP.


               (a) THIRD PARTY MATERIALS. For all materials designated as "THIRD PARTY MATERIALS" on the Work Order, the parties hereby agree that such materials may be necessary for Licensee to use the Licensee Materials or E-Loan Materials, and Licensee will be solely responsible for obtaining necessary licenses to the Third Party Materials.


               (b) LICENSEE MATERIALS. E-Loan and Licensee agree that all deliverables, inventions, materials, and other work product developed under this Agreement, and all intellectual property rights relating thereto, including, but not limited to, all patent, copyright, trade secret and trademark rights ("LICENSEE MATERIALS"), will be owned by Licensee. E-Loan hereby assigns, transfers and conveys, and agrees to assign, transfer and convey all right, title and interest in and to the Licensee Materials to the full extent of E-Loan's ownership interest therein, including the right to commence and maintain all causes of action relating thereto and to retain any proceeds or enjoy any remedies resulting from such causes of action. E-Loan agrees to execute such written instruments and do such other acts, at Licensee's expense, as may be necessary or useful in the opinion of Licensee to obtain and/or enforce Licensee's rights in the Licensee Materials. E-Loan hereby irrevocably appoints Licensee and any of its officers as the E-Loan's attorney-in-fact to execute all such instruments and do all such acts in the event E-Loan fails to do so. To the extent, if any, that, notwithstanding the foregoing, E-Loan retains any right, title or interest with respect to the Licensee Materials, E-Loan hereby grants to Licensee a perpetual, irrevocable, exclusive, fully paid-up, royalty-free, transferable, assignable and sublicensable worldwide right and license to copy, use, display, distribute and create derivative works of the Licensee Materials. E-Loan further waives any "moral" rights or other rights with respect to attribution of inventorship or integrity of the licensed Licensee Materials that E-Loan may have under any applicable law or under any legal theory.


5. TERM AND TERMINATION.


               (a) TERM. This Agreement will commence on the date first written above and will continue indefinitely or as provided below.


               (b) TERMINATION. The Licensee may terminate this Agreement or any Work Order at any time upon giving ten (10) days' prior written notice thereof to E-Loan, provided, however, that Licensee shall pay E-Loan for any Services performed up to the effective date of termination, and, promptly upon E-Loan's request, pay all of E-Loan's sunk costs related to any terminated Work Order, including without limitation any cancellation payments to third parties to terminate contracts entered into by E-Loan in reliance upon the Work Order. E-Loan shall deliver any work in process promptly after such payments. Such work in process will be provided "as is," and will not be subject to the warranty in
Section 8. Either party may terminate
this Agreement upon thirty (30) days' notice of any uncured material breach of this Agreement by the other party.


               (c) SURVIVAL. Upon such termination all rights and duties of the parties toward each other shall cease except Sections 3, 4, 7, 8, 9, 10, 11, and 12 will survive termination of this Agreement.


        6. ASSIGNMENT. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either party without the express written consent of the other, except to a permitted assignee of the License and Services Agreement.


        7. INDEPENDENT CONTRACTORS. Nothing in this Agreement shall in any way be construed to constitute E-Loan as an agent, employee or representative of the Licensee, but E-Loan shall perform the Services hereunder as an independent contractor.


        8. WARRANTY AND DISCLAIMER.


               (a) The warranties set forth in Sections 5.1 of the License and Services Agreement and the indemnification obligation set forth in Section 8.1 of the License and Services Agreement shall apply to the Licensee Materials.


               (b) OTHER THAN AS EXPLICITLY SET FORTH IN THIS SECTION 8, E-LOAN DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF TITLE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.


        9. LIMITATION OF REMEDIES AND DAMAGES. EXCEPT WITH REGARD TO LIABILITY ARISING UNDER SECTION 8(a), EACH PARTY'S LIABILITY ARISING HEREUNDER WILL BE LIMITED TO FEES PAID BY LICENSEE HEREUNDER. NEITHER PARTY WILL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS AND/OR BUSINESS INTERRUPTION, WHETHER FORESEEABLE OR NOT, AND WHETHER ARISING IN CONTRACT, TORT, OR NEGLIGENCE, EVEN IF A REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


        10. ENTIRE AGREEMENT. This Agreement, together with the License and Services Agreement between the parties and the Exhibits hereto and thereto form the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.


        11. MISCELLANEOUS. Section 14 of the License and Services Agreement is hereby incorporated herein by reference, and shall apply to this Agreement as if set forth herein in its entirety.


        12. WAIVER. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.





"Licensee":                            "E-Loan":

By:_______________________________     By:______________________________________

Print Name:_______________________     Print Name:______________________________

Title:____________________________     Title:___________________________________

                                    EXHIBIT A

                                WORK ORDER FORMAT

Services to be performed by E-Loan:

Compensation of E-Loan:



     (a)   Rate of pay:           per


     (b)   Total payment limitation:


     (c)   Advance payment:


     (d)   Expenses authorized for reimbursement by the Licensee:

     (e)   Other:

     (f)   Expected duration of project:

"Licensee":                            "E-Loan":

By:_______________________________     By:______________________________________

Print Name:_______________________     Print Name:______________________________

Title:____________________________     Title:___________________________________

                                    EXHIBIT D

            WORK ORDER FOR INITIAL LOCALIZATION SOFTWARE DEVELOPMENTS



     SPECIFICATIONS: [TO BE PROVIDED BY LICENSEE]

"Licensee":                            "E-Loan":

By:_______________________________     By:______________________________________

Print Name:_______________________     Print Name:______________________________

Title:____________________________     Title:___________________________________

                                    EXHIBIT E

                 E-LOAN TECHNICAL SUPPORT ESCALATION PROCEDURES



There will be one named primary technical support contact and one named backup support contact. All requests for technical support must come from the primary support contact. In the event the primary contact is not available, the backup contact may submit the technical support request. The primary support contact will be _________________________ and the backup support contract will be
____________________________.

Changes to the primary and/or backup support contacts must be received by E-Loan or Licensee in writing 1 business day prior to them being effective.

[ESCALATION PROCEDURES WILL BE ADDED BELOW, WITH A CHART LISTING TYPES OF ERRORS AND RESPONSES]

E-Loan will provide help desk support (i.e. other than reporting of Errors) by pager and call-back from the hours of____________ to______________ Pacific Time on U.S. business days. E-Loan will handle all help desk inquiries during other hours by U.S. next business day email or fax back.



"Licensee":                            "E-Loan":

By:_______________________________     By:______________________________________

Print Name:_______________________     Print Name:______________________________

Title:____________________________     Title:___________________________________

                                   EXHIBIT 4.6

                        Actions Requiring E-LOAN Consent

        Notwithstanding any other provision of this Agreement, each of the following acts will require E-LOAN's prior written consent, which consent or notice of non-consent shall be provided within ten (10) Business Days after receipt of notice of the Company's intent to take such action:

FOR SO LONG AS E-LOAN OWNS NOT LESS THAN A TWENTY PERCENT (20%) COMPANY
INTEREST:

        (1) The adoption, amendment or repeal of any article of the Articles (i) providing E-LOAN with protective voting rights, (ii) designating the Company's corporate name or business or (iii) effecting any change in the Company's capital structure (other than an amendment increasing the Company's authorized capital or otherwise necessary in connection with such an increase);

        (2) The declaration or payment of any dividend or other distribution with respect to Securities;

        (3) Any merger or consolidation of the Company, whether or not the Company is the surviving entity, or any sale of all or substantially all of the Company's assets;

        (4) The Company's investment of capital in, or acquisition of, any interest in another entity;

        (5) The change of the Company's principal business;

        (6) Any new issuance of Securities to any Person other than a Party (except as provided in Section 3.2 or Section 3.4); and

        (7) Any new financial assistance requested by the Board pursuant to
Section 3.3(b).

FOR SO LONG AS E-LOAN OWNS ANY COMPANY INTEREST:

        (8) The sale, sublicense, encumbrance or any other transfer of any proprietary rights by the Company; and

        (9) Any amendment to the License Agreement.